 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On September 15, 2014, Malibu Boats, Inc. (the “Company”) and other defendants to the Litigation Matter (defined below) entered into a Memorandum of Understanding (the “MOU”) with plaintiffs, Pacific Coast Marine Windshields Ltd. (“PCMW”) and Darren Bach, for the settlement of litigation relating to the intellectual property rights claimed by PCMW in windshields used by the Company, Case No. 6:12-cv-00033-JA DAB (the “Litigation Matter”), pending in the United States District Court for the Middle District of Florida. The complaint for the Litigation Matter was originally filed on August 27, 2010. The settlement is subject to the execution of a definitive settlement agreement, which is expected to occur on or prior to September 29, 2014.
Under the terms of the MOU, the parties to the Litigation Matter have agreed that the Company will pay $20.0 million in cash to the plaintiffs, PCMW and Darren Bach, upon the entry into the definitive settlement agreement or such later date as the parties agree, and the parties have released each other from all past and present claims. Further, PCMW and Darren Bach have agreed not to sue on now-existing intellectual property rights.
Item 2.02. Results of Operations and Financial Condition.
On September 11, 2014, the Company issued a press release announcing its financial results for its fiscal 2014 fourth quarter and fiscal year ended June 30, 2014. Subsequent to issuing the press release, on September 15, 2014, the Company entered into the MOU described above.
In accordance with U.S. generally accepted accounting principles, the Company is required to reflect the impact of the MOU, which is a subsequent event, in its consolidated financial statements for the fiscal 2014 fourth quarter and fiscal year ended June 30, 2014. As a result, on September 17, 2014, the Company issued a press release with revised financial results for its fiscal 2014 fourth fiscal quarter and fiscal year ended June 30, 2014.
A copy of the Company’s September 17, 2014 press release is being furnished hereto as Exhibit 99.1 and incorporated into this Item by reference.
Forward Looking Statements
This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this Form 8-K concerning the timing of entry into the definitive settlement agreement and the payment of the settlement amount to the plaintiffs.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: September 17, 2014	/s/ Jack Springer
Jack Springer
Chief Executive Officer